Exhibit 99.1

CONTACTS:
For Media Inquiries:	For Investor Inquiries:
Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: 408.541.4191

Fax: 408.541.4192

CEPHEID REPORTS 2010 FIRST QUARTER RESULTS

Clinical Growth of 54% Driven by Broad Test Menu Adoption

SUNNYVALE, California, April 22, 2010 – Cepheid (Nasdaq: CPHD) today reported revenue for the first quarter of 2010 of $48.0 million. Net loss was $4.3 million, or $(0.07) per share, which compares to revenue of $38.8 million and a net loss of $7.6 million, or $(0.13) per share, in the first quarter of 2009.

Excluding amortization of purchased intangible assets and stock compensation expense, non-GAAP net loss for the first quarter was $0.2 million, or $(0.00) per share. This compares to a non-GAAP net loss of $3.0 million, or $(0.05) per share, in the first quarter of 2009, which excluded amortization of purchased intangible assets, stock compensation and restructuring expenses.

“As Cepheid’s diagnostic offering continues to expand, now with nine tests available in the United States, the dramatic improvements offered by the GeneXpert® System over traditional testing methodologies are proving increasingly compelling,” said John Bishop, Cepheid’s Chief Executive Officer. “This led to solid system placements in the first quarter, and record sales of our clinical diagnostic tests which deliver the fastest and, in many cases, the most accurate molecular results to support clinical decisions that can improve patient management and reduce health care costs.”

“Even as we work diligently to narrow our net loss further and move to profitability, Cepheid is investing heavily in further expansion of our test menu and in the maintenance of our technology leadership,” continued Bishop. “By the end of 2010, we intend to deliver additional tests to the US market, including our Xpert® MRSA/SA test for presurgical identification of colonized patients who are at greater risk of post surgical infection.”

Operational Overview

•	Total product sales of $47.2 million in the first quarter of 2010, compared to $36.6 million in the first quarter of 2009. By industry, product sales were, in millions:

	Three Months Ended March 31,
	2010	2009	Change
Clinical Systems	$7.0	$4.8	48%
Clinical Reagents	29.6	19.0	56%

Total Clinical	36.6	23.8	54%
Industrial	4.7	3.7	27%
Biothreat	5.2	7.9	-35%
Partner	0.7	1.2	-41%

Total Product Sales	$47.2	$36.6	29%

•	By geography, product sales were, in millions:

	Three Months Ended March 31,
	2010	2009	Change
North America
Clinical	$28.6	$18.4	56%
Other	8.5	10.8	-22%

Total North America	37.1	29.2	27%

International
Clinical	8.0	5.4	48%
Other	2.1	2.0	5%

Total International	10.1	7.4	36%

Total Product Sales	$47.2	$36.6	29%

•

During the quarter, Cepheid installed a total of 124 GeneXpert systems and 587 modules. As of March 31, 2010, a cumulative total of 1,499 GeneXpert systems and 8,140 modules have been placed worldwide.

•	GAAP gross margin on product sales was 45% and non-GAAP gross margin on product sales was 46%, which compares to 43% and 45%, respectively, in the first quarter of 2009.

•	Cash, cash equivalents and investments, net of associated debt, were $39.2 million as of March 31, 2010.

•	DSO was 53 days.

Business Outlook

For the fiscal year ending December 31, 2010, the company expects:

•	Total revenue to be in the range of $195 to $205 million;

•	Net loss in the range of $(0.35) to $(0.27) per share;

•	Non-GAAP net income ranging from a loss of $(0.05) to net income of $0.02 per share.

Expected non-GAAP net income/loss excludes approximately $16.5 million related to stock compensation expense and approximately $1.5 million related to the amortization of acquired intangibles.

Accessing Cepheid’s Q110 Results Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, April 22, 2010 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants may also listen to the live teleconference call by dialing (866) 356-4441 (domestic) or (617) 597-5396 (international), and entering participant code 57219884. A replay will be available for seven days beginning at 4 p.m. Pacific Time. Access numbers for this replay are (888) 286-8010 (domestic) and (617) 801-6888 (international), with participant code 22168742.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. The company’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market. See www.cepheid.com for more information.

Use of Non-GAAP Measures

The company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets and, for the first quarter of 2009, restructuring charges. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the company’s cash requirements and additional insight into the underlying operating results and the company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee stock-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the company does not believe are reflective of ongoing operating results. Further, as the company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of purchased intangible assets. The company incurs amortization of purchased intangible assets in connection with acquisitions. The company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the company’s prior acquisitions and have no direct correlation to the operation of the company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to product pipeline and timeline, product performance, future revenues and future net income or loss. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for Healthcare Associated Infections (HAIs); the company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions and stock-based compensation expense; the impact of competitive products and pricing; the company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide, including the uncertain impact of the significant global economic downturn on our business, and that of our customers, potential customers and business partners. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenues:
System sales	$10,917	$7,909
Reagent and disposable sales	36,265	28,679

Total product sales	47,182	36,588
Other revenues	863	2,179

Total revenues	48,045	38,767

Costs and operating expenses:
Cost of product sales	26,071	20,690
Collaboration profit sharing	1,655	2,629
Research and development	9,701	10,338
Sales and marketing	8,985	6,812
General and administrative	5,715	5,269
Restructuring charge	—	747

Total costs and operating expenses	52,127	46,485

Loss from operations	(4,082)	(7,718)
Other income (expense), net	(276)	72

Loss before benefit for income taxes	(4,358)	(7,646)
Benefit for income taxes	19	44

Net loss	$(4,339)	$(7,602)

Basic and diluted net loss per share	$(0.07)	$(0.13)

Shares used in computing basic and diluted net loss per share	58,936	57,832

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$29,132	$35,786
Short-term investments	20,660	24,931
Accounts receivable, net	28,065	23,014
Inventory	36,734	38,015
Prepaid expenses and other current assets	3,419	2,421

Total current assets	118,010	124,167
Property and equipment, net	25,316	24,021
Other non-current assets	458	495
Intangible assets	29,661	30,817
Goodwill	18,626	18,626

Total assets	$192,071	$198,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,345	$21,242
Accrued compensation	6,875	8,869
Accrued royalties	9,490	12,929
Accrued collaboration profit sharing	1,654	826
Accrued other liabilities	1,737	1,800
Current portion of deferred revenue	3,137	2,923
Current portion of note payable	296	108
Bank borrowing	10,598	14,618

Total current liabilities	55,132	63,315
Long-term portion of deferred revenue	2,245	2,279
Note payable, less current portion	462	732
Other liabilities	3,578	4,234

Total liabilities	61,417	70,560

Shareholders’ equity:
Common stock	276,513	273,052
Additional paid-in capital	60,373	56,408
Accumulated other comprehensive income (loss)	372	371
Accumulated deficit	(206,604)	(202,265)

Total shareholders’ equity	130,654	127,566

Total liabilities and shareholders’ equity	$192,071	$198,126

CEPHEID

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(4,339)	$(7,602)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,325	2,090
Amortization of intangible assets	1,696	1,695
Amortization of prepaid compensation expense	—	63
Stock-based compensation related to employees and consulting services rendered	3,746	3,547
Unrealized gain on auction rate securities	(1,425)	(2,971)
Unrealized loss on put option	1,571	3,079
Deferred rent	25	(74)
Changes in operating assets and liabilities:
Accounts receivable	(5,051)	587
Inventory	1,500	(2,139)
Prepaid expenses and other current assets	(997)	1,358
Other non-current assets	36	(15)
Accounts payable and other current liabilities	(2,254)	6,111
Accrued compensation	(1,994)	(1,988)
Deferred revenue	180	(563)

Net cash provided by (used in) operating activities	(4,981)	3,178

Cash flows from investing activities:
Capital expenditures	(3,998)	(1,420)
Payments for technology licenses	(1,000)	(1,500)
Cost of acquisition, net	(574)	(148)
Proceeds from maturities of short-term investments	4,125	—
Proceeds from the sale of fixed assets	78	8
Transfer from unrestricted cash	—	1,500

Net cash used in investing activities	(1,369)	(1,560)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	3,461	1,551
Principal payments of notes payable	(82)	—
Principal payments of bank borrowing	(4,020)	(41)

Net cash provided by (used in) financing activities	(641)	1,510

Effect of exchange rate change on cash	337	202

Net increase (decrease) in cash and cash equivalents	(6,654)	3,330
Cash and cash equivalents at beginning of period	35,786	23,478

Cash and cash equivalents at end of period	$29,132	$26,808

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Cost of product sales	$26,071	$20,690
Stock compensation expense	(470)	(354)
Amortization of purchased intangible assets	(328)	(324)

Non-GAAP measure of cost of product sales	$25,273	$20,012

Gross margin on product sales per GAAP	45%	43%
Gross margin on product sales per non-GAAP	46%	45%

Operating expenses	$24,401	$22,419
Stock compensation expense	(3,276)	(3,068)
Amortization of purchased intangible assets	(81)	(73)

Non-GAAP measure of operating expenses	$21,044	$19,278

Income (loss) from operations	$(4,082)	$(7,718)
Restructuring charge	—	747
Stock compensation expense	3,746	3,422
Amortization of purchased intangible assets	409	397

Non-GAAP measure of income (loss) from operations	$73	$(3,152)

Net income (loss)	$(4,339)	$(7,602)
Restructuring charge	—	747
Stock compensation expense	3,746	3,422
Amortization of purchased intangible assets	409	397

Non-GAAP measure of net income (loss)	$(184)	$(3,036)

Basic net income (loss) per share	$(0.07)	$(0.13)
Restructuring charge	—	0.01
Stock compensation expense	0.06	0.06
Amortization of purchased intangible assets	0.01	0.01

Non-GAAP measure of net income (loss)	$(0.00)	$(0.05)

Shares used in computing basic and diluted net income (loss) per share	58,936	57,832

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